UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 20, 2017

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
MidWestOne Financial Group, Inc. 2017 Equity Incentive Plan
At the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of MidWestOne Financial Group, Inc. (the “Company”) held on April 20, 2017, the Company’s shareholders approved the MidWestOne Financial Group, Inc. 2017 Equity Incentive Plan (the “2017 EIP”). The 2017 EIP was adopted by the Company’s Board of Directors on January 25, 2017, subject to shareholder approval at the Annual Meeting, to promote the Company’s long term financial success, to attract, retain and reward persons who can contribute to the Company’s success, and to further align the participants’ interest with those of the Company’s shareholders. The 2017 EIP will be administered by the Compensation Committee of the Board of Directors, which will select award recipients from the eligible participants, determine the types of awards to be granted, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards. The types of awards which may be granted under the 2017 EIP include incentive and nonqualified stock options, stock appreciation rights, stock awards, restricted stock units, restricted stock and cash incentive awards.
The 2017 EIP incorporates a broad variety of cash-based and equity-based incentive compensation elements to provide the Compensation Committee with significant flexibility to appropriately address the requirements and limitations of recently applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2017 EIP and shareholder interests.
Subject to permitted adjustments for certain corporate transactions, the maximum number of shares that may be delivered to participants, or their beneficiaries, under the 2017 EIP is 500,000 shares of the Company’s common stock.
The foregoing description of the 2017 EIP is qualified in its entirety by the text of the 2017 EIP, which is filed as Appendix A to the Company’s definitive proxy statement, filed with the SEC on March 10, 2017, and which is incorporated herein by reference.
Item 5.07.     Submission of Matters to a Vote of Security Holders.
The Annual Meeting was held on April 20, 2017. There were a total of 11,459,521 shares of common stock outstanding as of the record date for the Annual Meeting, of which 9,601,543 were present in person or by proxy at the meeting, representing 84% of the outstanding shares eligible to vote. Five proposals were presented to the shareholders. The results of the shareholder vote on each of the five proposals were as follows:
A proposal to elect four (4) Class I Directors of the Company, with each director having a three-year term expiring in the year 2020.

	Number of Shares	Number of Shares
Nominees	Voted For	Vote Withheld	Broker Non-Votes
Charles N. Funk	8,579,194	90,419	931,930
Michael A. Hatch	7,260,633	1,408,980	931,930
John M. Morrison	8,348,431	321,182	931,930
Douglas K. True	8,367,908	301,705	931,930
A proposal to approve an amendment to the Company's Amended and Restated Articles of Incorporation, as amended, that would increase the authorized number of shares of common stock from 15,000,000 to 30,000,000.

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
9,085,211	486,740	29,592	—
A proposal to approve the MidWestOne Financial Group, Inc. 2017 Equity Incentive Plan.

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
8,491,821	158,995	18,797	931,930

An advisory (non-binding) proposal to approve the compensation awarded by the Company to its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, as required by Section 14A of the Securities Exchange Act of 1934, as amended.

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
8,483,203	136,190	50,220	931,930
The ratification of the appointment of RSM US LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
9,476,438	96,266	28,839	—

Item 8.01.     Other Events.
The Board of Directors of the Company has declared a cash dividend of $0.165 per share payable on June 15, 2017 to shareholders of record as of the close of business on June 1, 2017. The press release is attached as Exhibit 99.1.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:
99.1    MidWestOne Financial Group, Inc. Press Release dated April 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	April 21, 2017	By:	/s/ CHARLES N. FUNK
Charles N. Funk
President and Chief Executive Officer